SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               September 14, 1998



                     MEADOWBROOK REHABILITATION GROUP, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                     0-19726                          94-3022377
---------------            ----------------               ----------------------
(State or other            (Commission File                  (I.R.S.  Employer
jurisdiction of                Number)                    Identification Number)
incorporation)


              2000 Powell Street, Suite 1203, Emeryville, CA 94608
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (510) 420-0900

Item 2.      Acquisition of Assets

     On September 14, 1998, the Registrant acquired Cambio Networks, Inc. ("Cambio"), pursuant to an Agreement and Plan of Merger, dated as of April 3, 1998, as amended by the Agreement of Amendment, dated as of July 27, 1998 (collectively, the "Agreement"). Cambio is a network management inventory software company providing services to financial, telephony, medical, and Y2K markets in both the U.S. and Common Market. Under the terms of the Agreement, Cambio's shareholders received an aggregate of 1,238,842 shares of the Registrant's Class A Common Stock, representing approximately 32.3% of the Registrant's outstanding Class A and Class B Common Stock. The consideration given was determined by arms'-length negotiations between the parties. From the date of the acquisition, the Registrant's operations have consisted solely of the operations of Cambio, which is a wholly owned subsidiary of the Registrant. Prior to execution of the Agreement, there was no material relationship between Cambio and the Registrant or any of its affiliates, any director or officer of the Registrant, or any or any associate of any such director or officer.

Item  7.     Financial Statements and Exhibits

       (a)   Financial Statements of Business Acquired.

             The required financial statements will be filed by November 13, 1998.

       (b)   Pro Forma Financial Information.

             The required pro forma financial statements will be filed by November 13, 1998.


                                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEADOWBROOK REHABILITATION GROUP, INC.


                                       By: /s/ Harvey Wm. Glasser,  M.D.
                                           Harvey Wm.  Glasser,  M.D.
                                           President and Chief Executive Officer

Dated:   September 23, 1998